FOR IMMEDIATE RELEASE

MIDDLESEX WATER COMPANY SUBSIDIARY AWARDED CONTRACT TO MANAGE
AVALON WATER, WASTEWATER AND STORMWATER SYSTEMS

(ISELIN, NJ) August 17, 2022 — Middlesex Water Company’s subsidiary, Utility Service Affiliates, Inc. (USA) has been awarded a 10-year management contract with the Borough of Avalon, New Jersey for the day to day operations of the Borough’s water and sewer utility. The new 10-year contract is effective September 1, 2022 and includes the provision of maintenance, administrative and customer services.

Middlesex Water Company (NASDAQ:MSEX) is a provider of water and wastewater and related services, primarily in New Jersey and Delaware. Its subsidiary, USA has been operating and managing the Borough of Avalon’s water, wastewater and storm water collection systems under contract for the past ten years.

“We’re pleased to be selected to continue serving the Borough’s water, wastewater and storm water needs,” said Dennis W. Doll, Middlesex Water President and CEO. “We’re proud of the work our team has done over the years and we appreciate that, after a competitive process, the Borough of Avalon is once again placing their trust in our company. As regulatory requirements grow more complex, we look forward to leveraging our technical expertise and our commitment to operational excellence for the benefit of Borough residents,” he added.

ABOUT MIDDLESEX WATER COMPANY

Established in 1897, Middlesex Water Company serves as a trusted provider offering life-sustaining high quality water service for residential, commercial, industrial and fire protection purposes. The Company offers a full range of water, wastewater utility and related services. An investor-owned public utility, Middlesex Water is a professional services provider specializing in municipal and industrial contract operations and water and wastewater system technical operations and maintenance. The company and its subsidiaries form the Middlesex Water family of companies, which collectively serve a population of nearly half a million people in New Jersey and Delaware. Middlesex is focused on meeting the needs of our employees, customers, and shareholders.  We invest in our people, our infrastructure and the communities we serve to support reliable and resilient utility services, economic growth and quality of life.  To learn more about Middlesex Water, visit https://www.middlesexwater.com

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws reflecting the current beliefs or expectations of Middlesex Water Company “MSEX” or the “Company” regarding its future performance, its financial condition, its strategic plans and cash flows, its results of operations as well as any other statements that do not directly relate to any historical or current facts. These statements reflect the Company’s current views and information currently available.  This information is based on estimates, assumptions and analysis that the Company believes, as of the date hereof, provide a reasonable basis for the information contained herein.  Forward-looking statements can generally be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees.” Actual results, performance or achievements may differ materially from forward-looking statements, and the assumptions on which forward-looking statements are based.  There can be no assurance that the information contained herein is reflective of future performance, and investors are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. Unless otherwise specified, all information contained in this press release speaks only as of the date hereof. The Company undertakes no duty to update or revise the information contained herein, whether as a result of new information, future events or otherwise.

Media Contact:

Bernadette Sohler, Vice President – Corporate Affairs

bsohler@middlesexwater.com

(732) 638-7549